                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MAC-GRAY CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   04-3361982
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


           22 WATER STREET, CAMBRIDGE, MASSACHUSETTS          02141
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)


             MAC-GRAY CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                           STEWART GRAY MACDONALD, JR.
           CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MAC-GRAY CORPORATION
                 22 WATER STREET, CAMBRIDGE, MASSACHUSETTS 02141
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (617) 492-4040
--------------------------------------------------------------------------------
           Telephone Number, Including Area Code, of Agent For Service


                         CALCULATION OF REGISTRATION FEE

 ---------------------------------------------------------------------------------------------------------------
  Title Of Securities    Amount To Be        Proposed Maximum        Proposed Maximum         Amount of
   To Be Registered      Registered(1)      Offering Price Per      Aggregate Offering     Registration Fee
                                                  Share                   Price
 ---------------------------------------------------------------------------------------------------------------
   COMMON STOCK, PAR     200,000 SHARES(2)      $2.9325(3)                $586,500              $146.63
   VALUE $0.01 PER
   SHARE
----------------------------------------------------------------------------------------------------------------

------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mac-Gray Corporation 2001 Employee Stock Purchase Plan (the "Plan").

(2) Plus such additional number of shares of Common Stock as may be required pursuant to the Plan in the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock, or any other change affecting the Common Stock that the Plan administrator equitably deems to require an adjustment to the number of shares of Common Stock approved for the Plan.

(3) The offering price pursuant to the Plan is 85% of the fair market value of the shares on the Offering Date or the Exercise Date (each as defined in the Plan), whichever is less. Accordingly, this estimate is based on 85% of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on June 11, 2001 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Mac-Gray Corporation (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

         (c) the description of the Registrant's common stock, par value $.01 per share ("Common Stock") contained in the Registrant's Registration Statement on Form 8-A dated October 14, 1997 filed with the Commission pursuant to Section 12 of the Exchange Act.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

----------
* Information required by Part I to be contained in Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  In accordance with Section 145 of the DGCL, Article V of the Registrant's By-laws (the "By-laws") provides that directors and officers of the Registrant shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Registrant to the fullest extent authorized by the DGCL, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, and further permits the advancing of expenses incurred in defense of claims. The By-laws also provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise.

                  The Registrant also provides directors' and officers' liability insurance coverage.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

         EXHIBITS

         5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
         23.1 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).
         23.2     Consent of PricewaterhouseCoopers LLP.
         24.1 Powers of Attorney (included in the signature page of this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, The Commonwealth of Massachusetts, on this 13th day of June, 2001.

                                   Mac-Gray Corporation

                                   By: /s/ Stewart Gray MacDonald, Jr.
                                       ------------------------------------
                                       Stewart Gray MacDonald, Jr.
                                       Chairman and Chief Executive Officer
                                       (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors and employees of the Registrant hereby severally constitute Stewart G. MacDonald, Jr. and Michael J. Shea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and or directors and or employees to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Stewart Gray MacDonald, Jr.            Chairman, Chief Executive Officer and Director          June 13, 2001
-------------------------------            (Principal Executive Officer)
Stewart Gray MacDonald, Jr.


/s/ Thomas E. Bullock                      Director                                                June 13, 2001
-------------------------------
Thomas E. Bullock


/s/ William M. Crozier, Jr.                Director                                                June 13, 2001
-------------------------------
William M. Crozier, Jr.


/s/ Eugene B. Doggett                      Director                                                June 13, 2001
--------------------------------
Eugene B. Doggett


/s/ John P. Leydon                         Director                                                June 13, 2001
--------------------------------
John P. Leydon


/s/ Jerry A. Schiller                      Director                                                June 13, 2001
---------------------------------
Jerry A. Schiller


/s/ Michael J. Shea                        Executive Vice President, Chief Financial Officer,      June 13, 2001
---------------------------------          Treasurer and Secretary (Principal Financial and
Michael J. Shea                            Accounting Officer)

Pursuant to the requirements of the Securities Act, the trustees (or other persons who will administer the Mac-Gray Corporation 2001 Employee Stock Purchase Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, The Commonwealth of Massachusetts, on this 13th day of June, 2001.


                                  Mac-Gray Corporation, as administrator of the Mac-Gray Corporation 2001 Employee Stock Purchase Plan

                                  By: /s/ Stewart Gray MacDonald, Jr.
                                      -----------------------------------------
                                      Stewart Gray MacDonald, Jr.
                                      Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

     EXHIBIT NO.  DESCRIPTION

         5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

         23.1 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24.1 Powers of Attorney (included on the signature page of this Registration Statement).